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                                                                      EXHIBIT 15

BANK ONE CORPORATION
1 Bank One Plaza
Chicago, Illinois 60670

Re: Quarterly Report Pursuant to Section 13 of the Securities Act of 1934 for the quarterly period ended September 30, 2002 as filed on Form 10-Q on November 13, 2002

     With respect to the subject quarterly report pursuant to Section 13 of the Securities Act of 1934 for the quarterly period ended September 30, 2002 as filed on Form 10-Q on November 13, 2002, we acknowledge our awareness of the use therein of our report dated November 13, 2002, related to our review of interim financial information.

     Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

     Chicago, Illinois
     November 13, 2002

                                                               /s/ KPMG LLP
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                                                                 KPMG LLP

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